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                                                                EXHIBIT 23B



                    CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-20759) pertaining to the members' stock purchase plan and incorporation by reference in the Registration Statement (Form S-8 No. 33-61305) pertaining to the 1995 stock-based compensation plan of HON INDUSTRIES Inc. of our report dated January 30, 1996, with respect to the consolidated financial statements and schedule of HON INDUSTRIES Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 28, 1996.



                                                       Ernst & Young LLP


Chicago, Illinois
March 24, 1997

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